Exhibit 99.1

SICOR INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING ON                           , 2004

MARVIN SAMSON and WESLEY N. FACH, or each of them, each with full power of substitution, are hereby authorized to represent as proxies and vote all shares of stock of SICOR Inc. the undersigned is entitled to vote at the Special Meeting of Stockholders of SICOR Inc. to be held at SICOR’s principal executive offices located at 19 Hughes, Irvine, California 92618, on                          , 2004 at     :     a.m. or at any postponement(s) or adjournment(s) thereof, and instructs said proxies to vote as follows:

The shares represented by this proxy when properly executed will be voted with respect to Item 1 in the manner directed herein by the undersigned stockholder(s). If no such directions are indicated, the proxies will have authority to vote FOR Item 1. If any other matters properly come before the special meeting or any postponement or adjournment thereof, the persons named in this proxy will vote in their discretion.

(continued and to be signed on reverse side)

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Please mark your votes as indicated in this example	X

The Board of Directors recommends a vote “FOR” Item 1.

FOR	AGAINST	ABSTAIN

1.  Proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 31, 2003, as amended, by and among SICOR Inc., Teva Pharmaceuticals Industries Limited and Silicon Acquisition Sub, Inc., and approve the merger contemplated by the Agreement and Plan of Merger.

Signature(s):	PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Dated:

Please sign exactly as your name or name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through      p.m. Eastern Time,           , 2004,

the day prior to the day of the Special Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet: http://		Telephone 1-800-		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. [ ]	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. [ ]	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

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